Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is made January 3, 2022, by and among Puneet Pamnani (“Employee”), KORE Wireless Group Inc. (the “Company”) and KORE Group Holdings, Inc. (“Parent”). The Company, Parent and Employee are referred to herein as, individually, a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, the Company, Maple Holdings Inc. (the parent of the Company prior to the closing of the business combination and other transactions contemplated by certain Agreement and Plan of Merger, dated as of March 12, 2021, as amended on July 27, 2021 and September 21, 2021, by and among Cerberus Telecom Acquisition Holdings, LLC, Parent, King Corp Merger Sub, Inc., King LLC Merger Sub, LLC and Maple Holdings Inc.) and Employee have entered into that certain Executive Employment Agreement, dated as of May 15, 2018 (the “Employment Agreement”);

WHEREAS, effective November 23, 2021 (the “Transition Date”), the Parties mutually agree to (a) end Employee’s role as Chief Financial Officer of the Company, (b) agree to a transition period beginning on the Transition Date and ending on February 28, 2022 (such date, the “Separation Date” and such period beginning on the Transition Date and ending on the Separation Date (the “Transition Period”) during which Employee shall remain an employee of the Company and provide advisory services to assist in the Chief Financial Officer transition, subject to Employee’s execution and non-revocation of the General Release (as defined below) and (c) agree that at the conclusion of the Transition Period, Employee will receive the payments and benefits set forth in Section 2 hereof, subject to Employee’s execution and non-revocation of the Reaffirmation Agreement (as defined below); and

WHEREAS, Employee and the Company desire to settle and dispose of, fully and completely, any and all existing or potential disputes, claims and demands, arising out of or attributable to Employee’s relationship with the Company, including under the Employment Agreement and the termination of Employee’s employment, and any other claims whatsoever Employee had, has or may have against the Company, on the terms and conditions as set forth in the general release of claims attached hereto as Exhibit A (the “General Release”) and the reaffirmation of the terms and conditions of the General Release as of the Separation Date attached hereto as Exhibit B (the “Reaffirmation Agreement”).

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Separation and Transition of Employment. Effective as of the Transition Date, Employee shall resign from Employee’s position as Chief Financial Officer and any other officer position Employee holds with the Company and any affiliate of the Company, and agrees to execute such additional documentation as the Company may request to effectuate the foregoing. Notwithstanding the foregoing, during the Transition Period, the Parties desire for Employee to perform advisory services for the Company to ensure a smooth transition of responsibilities and activities (such services, the “Transition Services”). Employee’s last day of employment with the Company shall be the Separation Date. In consideration for the Transition Services, during the Transition Period, Employee shall continue to (x) receive Employee’s Salary (as defined in the Employment Agreement), at the same rate as was in effect as of the Transition Date, and (y) be eligible to participate in all applicable benefit plans and programs sponsored by the Company and any affiliate of the Company (collectively, the “Continued Benefits”), except as set forth in the immediately following sentence. Employee hereby acknowledges and agrees that, during the period between the Transition Date and the Separation Date, (A) Employee shall not accrue any additional paid time off and (B) Employee shall not be eligible for any bonus or other long- or short-term incentive plan with respect to such period. During the period between the Transition Date and the Separation Date, the Company may determine, in its sole discretion, the extent to which the Transition Services or Employee’s presence at the Company’s premises or other events will be necessary prior to the Separation Date. For the avoidance of doubt, provided Employee is available to perform the Transition Services as contemplated herein, Employee shall be entitled to receive the Continued Benefits regardless of whether the Company makes use of the Transition Services.

2. Transition and Severance Benefits. The Parties acknowledge and agree that Employee is entitled to the payments and benefits set forth in Section 5(b) of the Employment Agreement upon the Separation Date; provided, however, in recognition of Employee’s service to the Company and Employee’s continued obligations under this Agreement and Sections 6 and 7 of the Employment Agreement, the Parties acknowledge and agree that Section 5(b) of the Employment Agreement shall be superseded and replaced in its entirety by this Section 2. The Parties agree that as of the date hereof, Section 5(b) of the Employment Agreement shall be of no further force or effect, and Employee shall receive only the compensation set forth in this Section 2.

So long as Employee continues to comply with Sections 6 and 7 of the Employment Agreement (provided that with respect to Work Product (as defined in the Employment Agreement) produced after the Transition Date, Section 7 shall apply only to the extent such Work Product relates to or is in connection with Transition Services), and subject to Employee’s execution and non-revocation of the General Release within thirty (30) days following the Transition Date, the Company shall provide Employee with the Continued Benefits.

So long as Employee continues to comply with Sections 6 and 7 of the Employment Agreement (provided that with respect to Work Product produced after the Transition Date, Section 7 shall apply only to the extent such Work Product relates to or is in connection with Transition Services), and subject to Employee’s execution and non-revocation of the Reaffirmation Agreement within thirty (30) days following the Separation Date, the Company shall provide to Employee the payments and benefits set forth in this Section 2 (other than the Accrued Rights (as defined below)). Any severance payments payable to Employee by the Company under prong (i) below will be paid in equal bimonthly installments in accordance with the Company’s regular payroll practices (beginning with the first month that follows the Separation Date by at least thirty (30) days) over the course of the Severance Term (as defined below) and subject to all applicable withholding requirements.

(i) payments of Employee’s Salary as set forth below, based on the per annum rate of the Salary in effect as of the Transition Date, for a period of fifteen (15) months following the Separation Date (the “Severance Term”);

(ii) all accrued and unpaid Salary and any unreimbursed business expenses incurred through the Separation Date and payable pursuant to Section 3 of the Employment Agreement (the “Accrued Rights”), payable in a lump sum within thirty (30) days after the Separation Date, or such earlier date as may be required by applicable law;

(iii) payment of the Company’s portion of Employee and Employee’s eligible dependents’ COBRA premiums under the Company’s major medical group health plan on a monthly basis during the Severance Term (such that Employee’s cost for coverage under COBRA will be the same as Employee’s cost for the equivalent health care premiums immediately prior to the Transition Date);

(iv) Employee’s Annual Bonus (as defined in the Employment Agreement) for fiscal year 2021, payable in accordance with Section 4 of the Employment Agreement; provided, however, that the calculation of such Annual Bonus will be in accordance with the bonus letter for 2021 provided to Employee without modification and based on a discretionary “multiplier” of 1.0; and

(v) payment of Employee’s accrued but unused paid time off (as of the Transition Date), to be paid in accordance with the Company’s policies.

3. Section 409A. Section 11 of the Employment Agreement is hereby incorporated into this Agreement mutatis mutandis.

4. Reaffirmation of Restrictive Covenants. Employee hereby acknowledges and agrees that (i) the restrictive covenants in Sections 6 and 7 of the Employment Agreement remain in full force and effect, and (ii) Employee shall continue to comply with the restrictive covenants in Sections 6 and 7 of the Employment Agreement; provided, however, that with respect to Work Product produced after the Transition Date, Section 7 shall apply only to the extent such Work Product relates to or is in connection with Transition Services.

5. Tax Consequences. The Parties agree that the Company will be entitled to withhold any amounts required to be withheld in respect of federal, state or local taxes with respect to any amounts payable to Employee hereunder. The Company makes no representations or warranties with respect to the tax consequences of the payments provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state and/or federal taxes on the payments made hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments or recoveries by any government agency against the Company for any amounts claimed due on account of: (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes; or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

6. Integration/Modification. This Agreement contains the entire agreement of the Parties concerning the subject matter herein. There are no other agreements, written or oral, express or implied, prior or collateral, between the Parties, relating to the subject matter herein, except as set forth in this Agreement. Except as expressly set forth herein, effective as of the Separation Date, the Employment Agreement is hereby terminated, cancelled and of no further force or effect. This Agreement cannot be modified or changed except by a written instrument signed by each of the Parties.

7. Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

8. Governing Law; Waiver of Jury Trial; Service of Process. Sections 12(h)—(j) of the Employment Agreement are hereby incorporated into this Agreement mutatis mutandis and shall govern the law applicable to this Agreement and the forum for resolving disputes under this Agreement. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

9. Assignment/Binding Agreement; Further Assurances. This Agreement may not be assigned by Employee. This Agreement shall inure to the benefit of the Company and its respective predecessors, successors and assigns, and each of their respective past and present equityholders, officers, directors, employees, affiliates, attorneys, agents and representatives. Employee hereby agrees to execute and deliver such documents and instruments, and to take such further action, as the Company may from time to time request to evidence or effect the purpose and intent of this Agreement.

10. Counterparts/Captions/Construction. This Agreement may be executed by original, PDF or electronic signature and in two or more counterparts, each of which may be deemed to be an original and all of which shall constitute the Agreement; provided, however, that this Agreement shall not become effective until completely conforming counterparts have been signed and delivered by each of the Parties hereto. Sections, titles and captions contained herein are inserted for convenience and reference purposes and are not intended to define, limit or describe the scope of this Agreement or any provisions thereof. The Recitals to this Agreement are deemed incorporated into the Agreement. No provision of this Agreement is to be interpreted for or against any Party on the basis that a particular Party or that Party’s attorney drafted such provisions. All definitions and references herein shall be equally applicable to both the singular and plural forms of the terms defined.

11. Attorneys’ Fees and Costs. Each Party shall bear their own attorneys’ fees and costs in connection with the negotiation and preparation of this Agreement.

12. Conditions of Execution. The Parties each acknowledge and warrant that their execution of this Agreement is free and voluntary. Each of the Parties and signatories hereto acknowledges that no other Party, agent, or attorney of any other Party, has made any promise, representation or warranty, whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce the other Party to execute this Agreement, and each Party acknowledges that they have not executed this instrument in reliance upon any promise, representation or warranty not contained herein. Each Party expressly acknowledges that they have carefully read this Agreement and that they are completely familiar with and understands each and every provision hereof, that this Agreement is fair and just in all of its particulars, and that each Party enters into, executes and accepts this Agreement freely and voluntarily.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

KORE WIRELESS GROUP INC.

Dated: January 3, 2022	By:	/s/ Romil Bahl
Name: Romil Bahl Title: President & Chief Executive Officer

KORE GROUP HOLDINGS, INC.

Dated: January 3, 2022	By:	/s/ Romil Bahl
Name: Romil Bahl Title: President & Chief Executive Officer

Dated: December 24, 2021	By:	/s/ Puneet Pamnani
Puneet Pamnani

EXHIBIT A

GENERAL RELEASE

I, Puneet Pamnani, in consideration of and subject to the performance by KORE Wireless Group Inc. (together with its subsidiaries, the “Company”), of its obligations under the Separation Agreement dated as of January 3, 2022 (the “Separation Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1) I understand that any payments or benefits paid or granted to me under Section 2 of the Separation Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 2 of the Separation Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2) Except as provided in paragraphs 5 and 6 below and except for the provisions of the Separation Agreement and the Employment Agreement dated as of May 15, 2018 (the “Employment Agreement”) which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, by reason of any matter, cause, or thing whatsoever, from the beginning of my initial dealings with the Company to the date of this General Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3) The released claims described in paragraph 2 hereof include all such claims, whether known or unknown by me.

4) I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

5) I agree that this General Release does not waive or release any rights or claims that I may have, under the Age Discrimination in Employment Act of 1967 or otherwise, which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

6) I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the any severance benefits to which I am entitled under the Separation Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, (iii) any claim for vested or accrued benefits under any Company benefit plan or (iv) my rights as an equity or security holder in the Company or its affiliates.

7) In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

8) I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

9) I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.

10) The Company and I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except (a) (x) by me to my immediate family and any tax, legal or other counsel or financial advisor or accountant I have consulted regarding the meaning or effect hereof (and I will instruct each of the foregoing not to disclose the same to anyone ) or (y) by the Company to its tax, legal or other counsel or financial advisor or accountant it has consulted regarding the meaning or effect hereof (and the Company will instruct each of the foregoing not to disclose the same to anyone ) or (b) as required by law, if required by a governmental or regulatory agency or as reasonably appropriate in connection with any litigation or investigation involving the Company.

11) Nothing in this General Release prohibits or restricts me or my attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to the Agreement, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes- Oxley Act; or (iii) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this General Release prohibits or restricts me from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), I will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company that (y) is made in confidence to a Federal, state, or local government official, either directly or indirectly, or to my attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (z) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may confidentially disclose the trade secret to my attorney and use the trade secret information in the court proceeding if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order. Nothing in this General Release is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

12) I hereby acknowledge that Sections 5 (other than Section 5(b)) through 9, 11, 12 and 13 of the Employment Agreement and Section 2 of the Separation Agreement shall survive my execution of this General Release.

13) I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

14) Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

15) Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.

I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.	I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:	/s/ Puneet Pamnani	DATED:	December 24, 2021

AGREED AND ACCEPTED (FOR PURPOSES OF SECTION 10 HEREOF)

KORE WIRELESS GROUP INC.

By:	/s/ Romil Bahl
Name:	Romil Bahl
Title:	President & Chief Executive Officer

Dated: 1/3/2022

EXHIBIT B

REAFFIRMATION AGREEMENT

This Reaffirmation Agreement (the “Reaffirmation Agreement”) is entered into as of February 28, 2022 by and between Puneet Pamnani (“Employee”) and KORE Wireless Group Inc. (the “Company”, and the Company together with Employee, the “Parties”). Unless otherwise noted, the capitalized terms in this Reaffirmation Agreement are defined in the General Release dated as of January 3, 2022 (the “General Release”).

Purpose. The purpose of this Reaffirmation Agreement is to effectuate the intent and agreement of the Parties as reflected in the Separation Agreement dated as of January 3, 2022 (the “Separation Agreement”) and the General Release, by advancing to the execution date of this Reaffirmation Agreement the effective date of Employee’s general waiver and release of all Claims against the Released Parties, as set forth in the General Release, and by reaffirming the Parties’ respective ongoing obligations to one another under the Agreement and General Release.

Consideration. The Parties expressly acknowledge the adequacy and sufficiency of the consideration flowing to one another for their execution of this Reaffirmation Agreement, as set forth fully in the Separation Agreement.

Waiver and Release of Claims. Accordingly, with Employee’s signature below, Employee specifically acknowledges and reaffirms Employee’s waiver and release of all Claims that Employee has or may have (whether known or unknown) against the Released Parties, to the same extent and with all conditions, exceptions and provisos thereto as reflected in the General Release. Employee understands and agrees that such waiver and release shall be effective as to all Claims arising on or before the date Employee executes this Reaffirmation Agreement, subject to Employee’s effectuation of this Reaffirmation Agreement in the manner set forth in the next Section hereof.

ADEA Compliance. Employee acknowledges that Employee has entered into this Reaffirmation Agreement freely and without coercion, that Employee has been advised by the Company to consult with counsel of Employee’s choice, that Employee has had adequate opportunity to so consult, and that Employee has been given all time periods required by law to consider this Agreement, including but not limited to the 21-day period required by the ADEA (the “Consideration Period”). Employee understands that Employee may execute this Reaffirmation Agreement less than 21 days from its receipt from the Company, but agrees that such execution shall represent Employee’s knowing waiver of such Consideration Period. Employee further acknowledges that within the seven-day period following Employee’s execution of this Reaffirmation Agreement (the “Revocation Period”), Employee shall have the unilateral right to revoke this Reaffirmation Agreement, and that the Company’s obligations hereunder shall become effective only upon the expiration of the Revocation Period without Employee’s revocation hereof. In order to be effective, notice of Employee’s revocation of this Reaffirmation Agreement must be received by the Company in writing on or before the last day of the Revocation Period.

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IN WITNESS WHEREOF, the Parties have executed this Reaffirmation Agreement effective as of the date of Employee’s date of execution.

READ CAREFULLY BEFORE SIGNING

EMPLOYEE HEREBY MAKES THE FOLLOWING REPRESENTATIONS: I HAVE READ THIS REAFFIRMATION AGREEMENT AND UNDERSTAND THAT IF I SIGN IT I WILL BE GIVING UP IMPORTANT RIGHTS. THE COMPANY HAS ADVISED ME TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND HAS GIVEN ME AMPLE TIME TO REVIEW THIS REAFFIRMATION AGREEMENT, CONSIDER THE RAMIFICATIONS OF SIGNING IT, AND TO CONSULT AN ATTORNEY. BY SIGNING BELOW, I ACKNOWLEDGE THAT I WILLINGLY, VOLUNTARILY, AND KNOWINGLY ACCEPT AND AGREE TO ALL THE TERMS AND CONDITIONS OF THIS REAFFIRMATION AGREEMENT.

KORE WIRELESS GROUP INC.

Dated: , 2022	By:
Name: Romil Bahl
Title: President & Chief Executive Officer

Dated: , 2022	By:
Puneet Pamnani